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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2001 relating to the financial statements and financial statement schedule, which appears in Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Orange County, California
November 29, 2001